Exhibit 10.10

FIRST AMENDMENT

TO THE

AMENDED AND RESTATED ACTUANT CORPORATION 2001 OUTSIDE

DIRECTORS’ STOCK PLAN

THIS AMENDMENT to the Actuant Corporation 2001 Outside Directors’ Stock Plan (the “Plan”) is made on this 25th day of December, 2008, by Actuant Corporation (the “Company”).

WHEREAS, the Company has established the Plan as a means to promote the growth and development of the Company and its shareholders by increasing the proprietary interest of non-employee directors of the Company in the Company and as a means to attract and retain highly qualified and capable non-employee directors;

WHEREAS, the Company’s Board of Directors has the authority to amend the Plan under Section 8.05 thereof; and

WHEREAS, the Company desires to amend the Plan to comply with Section 409A of the Internal Revenue Code.

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of January 1, 2008:

1. A new Section 3.02(c) shall be added to the Plan as follows:

“(c) Any such adjustments described in this Section 3.02 shall be done in a manner that complies with the requirements of Section 409A of the Code, to the extent applicable.”

2. Section 8.05 of the Plan shall be amended by adding the following sentence at the end of such Section:

“Any action taken by the Board under this Section 8.05 shall be done in a manner that complies with the requirements of Section 409A of the Code, to the extent applicable.”

3. All other terms of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed as of the day and year first written above.

ACTUANT CORPORATION

By:	/s/ Susan Korthase
	Its:	Vice President, Human Resources

By:	/s/ Andrew G. Lampereur
	Its:	Executive Vice President and CFO